Exhibit 23.1






                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Allegheny Teledyne Incorporated of our report dated January 22, 1997, with respect to the consolidated financial statements of Allegheny Teledyne Incorporated, previously incorporated by reference into Allegheny Teledyne Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities Exchange Commission.




                              /s/ Ernst & Young LLP
                              ----------------------------

Ernst & Young LLP
Pittsburgh, Pennsylvania
February 10, 1998